     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1997

                                               REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           INTERSTATE HOTELS COMPANY
             (Exact name of Registrant as specified in its charter)

      PENNSYLVANIA                                       25-1788101
(State of incorporation)                    (I.R.S. Employer Identification No.)

                            ------------------------

                                FOSTER PLAZA TEN
                               680 ANDERSEN DRIVE
                         PITTSBURGH, PENNSYLVANIA 15220
                                 (412) 937-0600
   (Address and telephone number of Registrant's principal executive offices)

                            ------------------------

                              MARVIN I. DROZ, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                FOSTER PLAZA TEN
                               680 ANDERSEN DRIVE
                         PITTSBURGH, PENNSYLVANIA 15220
                                 (412) 937-0600
           (Name, address and telephone number of agent for service)

                            ------------------------

                                    COPY TO:

                            ROBERT A. PROFUSEK, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 326-3939

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

    From time to time after the effective date of the Registration Statement, as determined by market conditions and other factors.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                   AMOUNT        PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                  TO BE       AGGREGATE OFFERING   AGGREGATE OFFERING      AMOUNT OF
         SECURITIES TO BE REGISTERED            REGISTERED(1)  PRICE PER UNIT(1)(2)   PRICE(1)(2)(3)(4)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock (5)(6)...........................
Preferred Stock (5)...........................
Senior Debt Securities (5)....................
Subordinated Debt Securities (5)..............
Warrants......................................
    Total.....................................   $700,000,000      $700,000,000         $700,000,000         $212,122
==========================================================================================================================

(1) Such amount represents the aggregate offering price of the securities registered hereunder and the exercise price of any securities issuable upon exercise of Warrants. If any securities are issued at an original issue discount, then such greater amount as shall result in an aggregate initial offering price of $700,000,000.
(2) Not specified as to each class of securities to be registered, pursuant to General Instruction II.D. of Form S-3.
(3) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(4) The number of shares of Common Stock registered hereunder and to be issued by the Registrant is limited to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933.
(5) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any Senior Debt Securities, Subordinated Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.
(6) Includes 6,986,466 shares of Common Stock that may be offered by selling shareholders from time to time at indeterminate prices.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES
     MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 28, 1997

PROSPECTUS

                                  $700,000,000

                           INTERSTATE HOTELS COMPANY

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES
                                    WARRANTS

     Interstate Hotels Company (the "Company") may offer from time to time, together or separately, (i) shares of its Common Stock ("Common Stock"), (ii) shares of its Preferred Stock ("Preferred Stock"), (iii) debt securities consisting of notes, debentures or other evidences of indebtedness in one or more series ("Debt Securities"), and (iv) warrants or other rights to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof, as may be designated by the Company at the time of the offering ("Warrants") in amounts, at prices and on terms to be determined at the time of the offering. In addition, certain shareholders of the Company (collectively, the "Selling Shareholders") may offer from time to time up to 6,986,466 shares of Common Stock in amounts, at prices and on terms to be determined at the time of the offering. The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively called the "Securities."

     The Securities may be offered in separate series or issuances at an aggregate initial public offering price not to exceed $700,000,000 or, if applicable, the equivalent thereof in other currencies, at prices and on terms to be determined at the time or times of offering.

     The specific terms of the Securities with respect to which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement and include, where applicable, (i) in the case of Common Stock, the number of shares, the initial public offering price and whether the shares are being sold by the Company or Selling Shareholders; (ii) in the case of Preferred Stock, the number of shares, the specific title, the aggregate amount, any dividend (including the method of calculating payment of dividends), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other Securities, any listing on a securities exchange, the initial public offering price and any other terms; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior debt ("Senior Securities") or subordinated debt ("Subordinated Securities"), purchase price, maturity, rate (or method of calculation thereof) and time of payment of interest, if any, any conversion or exchange provisions, any redemption provisions, any subordination provisions and any other specific terms of the Debt Securities offered hereby not set forth herein under the caption "Description of Debt Securities" in this Prospectus, and any listing thereof on a securities exchange; and (iv) in the case of Warrants, the designation and number, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants.

     The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "IHC." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance.

     Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the accompanying Prospectus Supplement.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

           The date of this Prospectus is                     , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. Documents filed by the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which exchange the Common Stock is listed.

     The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this Prospectus (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the Company's Current Report on Form 8-K filed January 13, 1997; and
(iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 1-11731) filed May 17, 1996.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Interstate Hotels Company, Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220, Attention: Lisa M. O'Connor, Director of Finance and Investor Relations (telephone: (412) 937-0600).

                                  THE COMPANY

     In this Prospectus, except as otherwise specified herein, (i) the term the "Company" refers to Interstate Hotels Company, a Pennsylvania corporation, its subsidiaries and its predecessors and certain of their affiliates and (ii) all statistics relating to the Company's portfolio hotels are as of July 1, 1997.

     The Company is the largest independent hotel management company in the United States based on number of properties, number of rooms and total revenues produced for owners. As of July 1, 1997, the Company owned, managed, leased or performed related services for 230 hotels with a total of 45,499 rooms in the United States, Canada, the Caribbean, Panama and Russia. The Company owned or had a controlling interest in 32 of these properties with 9,261 rooms (the "Owned Hotels"), all of which are geographically diverse upscale or luxury properties operating under various brand names. The Owned Hotels operate under the Embassy Suites(R), Hilton(TM), Holiday Inn(R), Marriott(R), Radisson(TM) and Westin(TM) trade names principally in major metropolitan markets such as Atlanta, Boston, Chicago, Denver, Fort Lauderdale, Houston, Los Angeles, Miami, Philadelphia, Phoenix, Pittsburgh, St. Louis and Washington, D.C.

     The Company is the largest franchisee of upscale hotels in the Marriott(R) system, owning, managing or providing services to 39 hotels with 13,339 rooms, bearing the Marriott(R) flag. The Company also operates in the mid-scale, upper economy and budget segments of the lodging industry and is the largest franchisee and independent manager in the Hampton Inn(R) system, providing services to 72 hotels with 8,673 rooms, bearing the Hampton Inn(R) flag.

     The Company's principal executive offices are located at Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220, and its telephone number is
(412) 937-0600.

                                USE OF PROCEEDS

     Except as may be set forth in an accompanying Prospectus Supplement, the net proceeds from the sale of Securities by the Company will be applied for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time, acquisitions and other general corporate purposes. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for each of the periods indicated. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges set forth below.

                                                 YEAR ENDED DECEMBER 31,                THREE MONTHS
                                      ----------------------------------------------        ENDED
                                       1992      1993      1994      1995      1996    MARCH 31, 1997
                                      -------   -------   -------   -------   ------   ---------------
Ratio of earnings to fixed charges
  (unaudited) (1)..................    20.57x    29.79x    46.55x    27.14x    2.39x        2.94x

---------

(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income tax expense and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges represent interest incurred, amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest.

                              SELLING SHAREHOLDERS

     The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock which may be deemed to be beneficially owned by each Selling Shareholder as of the date hereof and the maximum number of shares which may be offered by each Selling Shareholder.

                                                                          NUMBER           MAXIMUM
                                                                        OF SHARES         NUMBER OF
                                                                       BENEFICIALLY     SHARES TO BE
                        SELLING SHAREHOLDER                               OWNED            OFFERED
--------------------------------------------------------------------   ------------     -------------
Milton Fine (1).....................................................      6,218,640        2,500,000
Blackstone Real Estate Advisors L.P. (2)............................      2,528,571        2,528,571
Trust Leasing, Inc. and Trust Management, Inc. (3)..................      1,957,895        1,957,895

---------

(1) Includes 5,000 shares owned by Mr. Fine's wife, 2,500 shares owned by Mr. Fine's wife in trust for her children and 6,211,140 of 12,782,940 shares beneficially owned by five family trusts, one of which Milton Fine is the trustee and four of which Mr. Fine's son, David J. Fine, is the trustee. Milton Fine is the co-founder of the Company. He served as the Company's Chief Executive Officer through March 1996 and currently is the Chairman of the Board.

(2) These shares are owned by Blackstone Real Estate Advisors L.P. or affiliates thereof.

(3) As of the date of this Prospectus, these shares are owned of record by Crossroads/Memphis Partnership, L.P., in which the Company owns a 50% general and limited partnership interest and in which Trust Leasing, Inc. ("Trust Leasing") and Trust Management, Inc. ("Trust Management") together own a 50% limited partnership interest. Trust Leasing and Trust Management have the right to exchange their partnership interests at any time for the shares.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's Articles of Incorporation provide that the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.01 per share, and 25,000,000 shares of Preferred Stock, par value $.01 per share. As of July 1, 1997, 35,326,468 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued or outstanding.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per each share owned of record on all matters voted upon by shareholders. Subject to preferential rights that may be applicable to any Preferred Stock outstanding, holders of Common Stock are entitled to receive dividends if, as and when declared by the Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all liabilities of the Company and the liquidation preferences of any outstanding Preferred Stock. Holders of the Common Stock have no preemptive rights and no rights to convert their Common Stock to any other securities, and there are no redemption or sinking fund provisions with respect to the Common Stock. The Company is subject to provisions of the Pennsylvania Business Corporation Law (the "BCL") which provide for cumulative voting.

PREFERRED STOCK

     The Board has the authority to issue the authorized shares of Preferred Stock in one or more series and to fix the designations, relative powers, preferences, rights, qualifications, limitations and restrictions of all shares of each such series, including without limitation dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the shareholders. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Common Stock. The issuance of Preferred Stock also could have the effect of delaying, deferring or preventing a change in control of the Company.

CERTAIN CORPORATE GOVERNANCE MATTERS

     The Company's Articles of Incorporation and Bylaws provide, in general, that (i) the number of directors of the Company will be fixed, within a specified range, by a majority of the total number of the directors of the Company (assuming no vacancies) or by the holders of at least 80% of the Company's voting stock, (ii) shareholder action can be taken only at an annual or special meeting of shareholders and not by written consent in lieu of a meeting, (iii) except as described below, special meetings of shareholders may be called only by the Chairman of the Board or by 80% of the total number of directors of the Company (assuming no vacancies) and the business permitted to be conducted at any such meeting is limited to that brought before the meeting by the Company's Chairman of the Board or his specific designee or by 80% of the total number of directors of the Company (assuming no vacancies), (iv) the Chairman of the Board may be removed only by the holders of at least 80% of the Company's voting stock, (v) directors of the Company may be removed only for cause and (vi) the Board or the Chairman of the Board may postpone and reschedule any previously scheduled annual or special meeting of shareholders. The Company's Bylaws also require that shareholders desiring to bring any business before an annual meeting of shareholders deliver written notice thereof to the Secretary of the Company not later than 60 days in advance of the meeting of shareholders; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by press release or inclusion in a report filed with the Commission or furnished to shareholders more than 75 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The Company's Bylaws further require that the notice by the shareholder set forth a description of the business to be brought before the meeting and the reasons for conducting such business at the meeting and certain information concerning the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, including their names and addresses, the class and number of shares of the Company that are owned beneficially and of record by each of them and any material interest of either of them in the business proposed to be brought before the meeting. Upon the written request of the holders of not less than 25% of the Company's voting stock or upon the request of the Chairman of the Board, the Board will be required to call a meeting of shareholders for the purpose specified in such written request and fix a record date for the determination of shareholders entitled to notice of and to vote at such meeting (which record date may not be later than 60 days after the date of receipt of notice of such meeting), provided that (i) in the event that the Board calls an annual or special meeting of shareholders to be held not later than 90 days after receipt of any such written request, no separate special meeting of shareholder as so requested will be required to be convened provided that the purposes of such annual or special meeting called by the Board include (among others) the purposes specified in such written request of the shareholders and (ii) unless otherwise determined by the Chairman of the Board or vote of a majority of the members of the Board then in office, action may not be taken at a special meeting of the shareholders in respect of the removal of directors other than for cause, any change in the number of directors or any other matter affecting the composition of the Board or any directorate committee.

     Under applicable provisions of Pennsylvania law, the approval of a Pennsylvania company's board of directors, in addition to shareholder approval, is required to adopt any amendment to the company's articles of incorporation, but a company's bylaws may be amended either by action of its shareholders or, if the company's articles of incorporation so provide, its board of directors. The Company's Articles of Incorporation and Bylaws provide that except as described below, the provisions summarized above and the provisions relating to nomination procedures may not be amended by the shareholders, nor may any provision inconsistent therewith be adopted by the shareholders, without the affirmative vote of the holders of at least 80% of the Company's voting stock, voting together as a single class, except that if any such action (other than any direct or indirect amendments to the provision requiring that shareholder action be taken at a meeting of shareholders rather than by written consent in lieu of a meeting) is approved by the holders of a majority, but less than 80%, of the then-outstanding voting stock (in addition to any other approvals required by law, including approval by the Board with respect to any amendment to the Company's Articles of Incorporation), such action will be effective as of one year from the date of adoption.

     The foregoing provisions of the Company's Articles of Incorporation and Bylaws may discourage or make more difficult the acquisition of control of the Company by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions may have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company first to negotiate with the Company. The Company's management believes that the foregoing measures provide benefits to the Company and its shareholders by enhancing the Company's ability to negotiate with the proponent of any unfriendly or unsolicited proposal to take over or restructure the Company and that such benefits outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

     The Company is subject to provisions of the BCL which require that a merger, consolidation, share exchange or sale of assets between a public corporation, or a subsidiary thereof, and a shareholder be approved by a majority of voting shares outstanding other than those held by the "interested shareholder" (which includes a shareholder who is a party to the proposed transaction or who is treated differently from other shareholders) unless (i) the transaction has been approved by a majority of the corporation's directors who are not affiliated with the interested shareholder and first elected to the board within 24 months of the vote to approve such transaction, or (ii) the transaction results in the payment to all other shareholders of an amount not less than the highest amount paid for the same class of shares by the interested shareholder. In addition, subject to certain exceptions, a "business combination" with a shareholder or group of shareholders beneficially owning more than 20% of the voting power of a public corporation (excluding certain shares) is prohibited for a five-year period following the date on which the holder acquired the 20% or greater voting power and, unless certain other conditions are satisfied, requires approval of a majority of voting shares outstanding other than those held by such interested shareholder. Moreover, the BCL provides that any profit realized from the disposition of an equity security of a corporation by a shareholder who disposes of such security within 18 months after obtaining control must be returned to the corporation. These and other related BCL provisions may discourage open market purchases of a corporation's stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may limit a shareholder's ability to realize a premium over the market price of the Common Stock in connection with any such transaction.

TRANSFER AGENT AND REGISTRAR

     ChaseMellon Shareholder Services L.L.C. is the transfer agent and registrar for the Common Stock.

                         DESCRIPTION OF DEBT SECURITIES
GENERAL

     The Senior Securities will be issued under one or more indentures dated as of a date prior to the first issuance of Senior Securities, as supplemented from time to time (the "Senior Indenture"), between the Company and a trustee to be named in the applicable Prospectus Supplement (the "Senior Trustee"), and the Subordinated Securities will be issued under an indenture to be dated as of a date prior to the first issuance of Subordinated Securities, as supplemented from time to time (the "Subordinated Indenture"), between the Company and a trustee to be named in the applicable Prospectus Supplement (the "Subordinated Trustee"). The term "Indenture" as used herein refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, and the term "Trustee" as used herein refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Debt Securities and Indentures.

     The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the

Company. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of senior indebtedness of the Company as described under "--Subordination" below. The Debt Securities may be issued from time to time in one or more series. A supplemental indenture to the applicable Indenture (a "Supplemental Indenture") will be entered into by the Company and the applicable Trustee with respect to the issuance of each series of Debt Securities, which will set forth the terms and provisions of such series of Debt Securities. Reference is made to the Prospectus Supplement relating to the Debt Securities being offered for the specific terms thereof, including: (i) the title of such Debt Securities and whether they are Senior Securities or Subordinated Securities; (ii) any limit on the aggregate principal amount of such Debt Securities; (iii) the date or dates (or manner of determining the same) on which the principal of such Debt Securities will be payable; (iv) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (v) the dates (or the manner of determining the same) on which such interest will be payable, the record dates for such interest payment dates (or the manner of determining the same), the persons to whom such interest will be payable and the basis upon which interest will be calculated; (vi) the place or places where the principal of and any premium and interest on such Debt Securities will be payable; (vii) the period or periods, if any, within which, and the price or prices at which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(viii) any mandatory or optional sinking fund or analogous provisions; (ix) the denominations in which any Debt Securities will be issuable; (x) the currency or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on such Debt Securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto; (xi) any index or formula used to determine the amount of payments of principal of and any premium or interest on such Debt Securities; (xii) whether the Debt Securities are to be issued in whole or in part in the form of one or more global securities ("Global Securities") and, if so, the identity of the depositary, if any, for such Global Securities; (xiii) the terms and conditions, if any, pursuant to which such Debt Securities are convertible into or exchangeable for Common Stock or other securities; (xiv) the applicability of the provisions described in "--Defeasance" below; (xv) any subordination provisions applicable to such Debt Securities in addition to or different than those described under "--Subordination" below; (xvi) any addition to, or modification or deletion of, any Events of Default (as defined in the applicable Indenture) or covenants with respect to such Debt Securities, including without limitation the amount to be specified in connection with clause (v) under "--Events of Default" below; and (xvii) any other terms of the Debt Securities.

     Debt Securities may be issued at a discount from their stated principal amount. Certain federal income tax considerations and other special considerations applicable to any Debt Security issued with original issue discount (an "Original Issue Discount Security") will be described in an applicable Prospectus Supplement.

     If the purchase price of any Debt Securities is denominated, or any premium or interest on Debt Securities is payable, in a foreign currency, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency will be set forth in an applicable Prospectus Supplement.

     Unless otherwise indicated in an applicable Prospectus Supplement, (i) the Debt Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof and (ii) payment of principal, premium (if any) and interest on the Debt Securities will be payable, and the exchange, conversion and transfer of Debt Securities will be registerable, at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CERTAIN COVENANTS IN THE INDENTURES

     Existence. Except as permitted as described under "--Limitations on Merger and Certain Other Transactions," the Company will be required to preserve and keep in full force its existence, charter rights, statutory rights and franchises, except to the extent that failure to do so would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company (a "Material Adverse

Effect"), except that the Company will not be required to preserve any right or franchise if it determines that the preservation is no longer desirable in the conduct of its business.

     Maintenance of Properties. The Company will be required to cause all properties used in its business to be maintained and kept in good condition, repair and working order, except to the extent that the failure to do so would not have a Material Adverse Effect, except that the Company will not be required to continue the operation or maintenance of any such property or be prevented from disposing of such property if the Company determines that such discontinuance or disposal is desirable in the conduct of its business.

     Payment of Taxes and Other Claims. The Company will be required to pay and discharge, before the same become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or its properties and
(ii) all claims that if unpaid would result in a lien on its property and have a Material Adverse Effect, unless the same is being contested by proper proceedings.

     Compliance with Laws. The Company will be required to comply with all applicable laws to the extent the failure to do so would have a Material Adverse Effect.

     Additional Covenants. Any additional covenants applicable to any series of Debt Securities will be described in an applicable Prospectus Supplement.

EVENTS OF DEFAULT

     Each Indenture will provide that certain events will constitute Events of Default with respect to the Debt Securities, which Events of Default may include the following: (i) default in the payment of the principal of, or premium, if any, on, the Debt Security when it becomes due and payable; (ii) default in the payment of any interest on the Debt Security when it becomes due and payable, and continuance of such default for a period of 30 calendar days; (iii) default in the making of any sinking fund payment as and when due by the terms of the Debt Securities; (iv) default in the performance, or breach, of any other covenant or warranty of the Company in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than that series) and continuance of such default for a period of 60 calendar days after written notice thereof has been given to the Company as provided in such Indenture; (v) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of the Company the principal amount of which is not less than the amount specified in the applicable Supplemental Indenture, which default results in such indebtedness becoming due prior to its stated maturity or occurs at the final maturity thereof; (vi) certain events of bankruptcy, insolvency or reorganization involving the Company; and (vii) any other Event of Default provided with respect to Debt Securities of that series. Pursuant to the Trust Indenture Act, the applicable Trustee will be required, within 90 calendar days after the occurrence of a default under the applicable Indenture, to give to the holders of the Debt Securities notice of all such uncured defaults known to it (except that, in the case of a default in the performance of any covenant of the character contemplated in clause (iv) of the preceding sentence, no such notice to holders of the Debt Securities of such series will be given until at least 30 calendar days after the occurrence thereof), except that, other than in the case of a default of the character contemplated in clause (i), (ii) or (iii) of the preceding sentence, the applicable Trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities.

     If an Event of Default occurs and is continuing, either the applicable Trustee or the holders of at least 25% in principal amount of the Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount (or, if the Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. See "--Modification and Waiver" below. If an Event of Default under clause (vi) of the immediately preceding paragraph occurs, then the principal of and premium, if any, and accrued interest on the Debt Securities will become immediately due and payable without any declaration or other act on the part of the applicable Trustee of any holder of the Debt Securities.

     An Indenture may provide that, subject to the duty of the applicable Trustee thereunder during an Event of Default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders of the Debt Securities, unless such holders have offered to such Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the applicable Trustee, the holders of a majority in principal amount of the Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series.

     No holder of a Debt Security will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder unless such holder has previously given to the applicable Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the same series have also made written request, and offered reasonable indemnity, to such Trustee to institute such proceeding as trustee, and such Trustee has received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the same series a direction inconsistent with such request and has failed to institute such proceeding within 60 calendar days. However, such limitations will not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

     The Company will be required to furnish to each Trustee annually a statement as to the performance by the Company of its obligations under the applicable Indenture and as to any default in such performance thereunder.

     Any additional Events of Default with respect to Debt Securities, and any variations from the foregoing Events of Default, will be described in an applicable Prospectus Supplement.

MODIFICATION AND WAIVER

     Modifications and amendments of an Indenture may be made by the Company and the applicable Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities series affected thereby, except that no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby, (i) change the stated maturity of, or any installment of principal of, or interest on, any Debt Security; (ii) reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any Debt Security; (iii) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof; (iv) change the place or currency of payment of principal of, or premium, if any, or interest on, any Debt Security;
(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity or prepayment date thereof; (vi) reduce the percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults; or (vii) in the case of the Subordinated Indenture, modify any of the provisions relating to the subordination of the Subordinated Securities in a manner adverse to the holders thereof.

     The holders of at least a majority in aggregate principal amount of the Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive compliance by the Company with certain covenants of the applicable Indenture. The holders of not less than a majority in principal amount of the Debt Securities of any series may, on behalf of the holders of all Debt Securities of that series, waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the holder of each Debt Security of that series affected thereby.

DEFEASANCE

     An Indenture may provide that the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of any series pursuant to such Indenture, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust or (ii) to be released from its obligations with respect to such Debt Securities under certain sections of such Indenture (including the restrictions described under "--Certain Covenants in the Indentures") and, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any failure to comply with such obligations will not constitute an Event of Default with respect to such Debt Securities if, in either case, the Company irrevocably deposits with the applicable Trustee, in trust, money or direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable at the issuer's option ("U.S. Government Obligations") or certain depositary receipts therefor that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and premium, if any, and any interest on, the Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. Such defeasance may be effected only if, among other things, (a) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture has occurred and is continuing on the date of such deposit, (b) no Event of Default described under clause (vi) under "--Events of Default" above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described under such clause (vi) has occurred and is continuing at any time on or prior to the 90th calendar day following such date of deposit, (c) in the event of defeasance under clause (i) above, the Company has delivered an opinion of counsel, stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of the applicable Indenture there has been a change in applicable federal law, in either case to the effect that, the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred and (d) in the event of defeasance under clause (ii) above, the Company has delivered an opinion of counsel to the effect that, among other things, the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred. In the event the Company fails to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to Debt Securities as described under clause (ii) above and the Debt Securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the applicable Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

SATISFACTION AND DISCHARGE

     The Company may be permitted under the applicable Indenture to discharge certain obligations to holders of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal, and premium, if any and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

SUBORDINATION

     Upon any distribution of assets of the Company upon the dissolution, winding up, liquidation or reorganization of the Company, the payment of the principal of (and premium, if any) and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior indebtedness, including Senior Securities, but the obligation of the Company to make payment of principal (and premium, if any) or interest on the Subordinated Securities will not otherwise be affected. No payment on account of principal (or premium, if any), sinking fund or interest may be made on the Subordinated Securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. In the event that, notwithstanding the foregoing, any payment by the Company described in the foregoing sentence is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Securities before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness. Subject to payment in full of senior indebtedness, the holders of the Subordinated Securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of such senior indebtedness out of the distributive share of the Subordinated Securities.

     By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Securities. A Subordinated Indenture may provide that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture.

     If this Prospectus is being delivered in connection with the offering of a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated by reference therein will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

LIMITATIONS ON MERGER AND CERTAIN OTHER TRANSACTIONS

     An Indenture may provide that, prior to the satisfaction and discharge of the Company obligations to holders of Debt Securities, the Company may not consolidate with or merge with or into any other person, or transfer all or substantially all of its properties and assets to another person, unless (i) either (a) the Company is the continuing or surviving person in such a consolidation or merger or (b) the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other person being referred to as the "Surviving Person") is a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes, by an indenture supplement, all the obligations of the Company under the Debt Securities and the applicable Indenture and (ii) immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists. The Surviving Person will succeed to and be substituted for the Company with the same effect as if it had been named in the applicable Indenture as a party thereto, and thereafter the predecessor corporation will be relieved of all obligations and covenants under such Indenture and the Debt Securities.

CONVERSION RIGHTS

     The terms and conditions, if any, on which Debt Securities being offered are convertible into Common Stock or other Securities of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

GLOBAL SECURITIES

     The Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the Debt Securities to be represented by such Global Securities. The specific terms of the depositary arrangement with respect to Debt Securities to be represented by a Global Security will be described in an applicable Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Common Stock, Debt Securities, Preferred Stock or any combination thereof. Warrants may be issued independently or together with any other Securities offered by a Prospectus Supplement and may be attached to or separate from such Securities. Warrants may be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of Warrants which may be offered. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which the Prospectus is being delivered, including, where applicable, the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, number and terms of the Common Stock, Preferred Stock, Debt Securities, or combination thereof, purchasable upon exercise of such Warrants; (v) the designation and terms of the other Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Security; (vi) the date, if any, on and after which such Warrants and the related underlying Securities will be separately transferable; (vii) the price at which each underlying Security purchasable upon exercise of such Warrants may be purchased; (viii) the date on which the right to exercise such Warrants will commence and the date on which such right will expire; (ix) the minimum amount of such Warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of any applicable federal income tax considerations; and (xii) any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

     The Company and the Selling Shareholders may sell the Securities in any one or more of the following ways: (i) through one or more underwriters, (ii) through one or more dealers or agents (which may include one or more underwriters), (iii) directly to one or more purchasers, or (iv) through an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over-the-counter market.

     The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Securities, underwriters, dealers and agents may receive compensation from the Company, the Selling Shareholders or purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents who participate in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company or the Selling Shareholders and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company or the Selling Shareholders will be described in an applicable Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Under agreements which may be entered into by the Company and the Selling Shareholders, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company or the Selling Shareholders against certain liabilities, including under the Securities Act, or contribution from the Company or the Selling Shareholders to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents may engage in transactions with, or perform services for, the Company and the Selling Shareholders in the ordinary course of business.

     All Securities will be a new issue of securities with no established trading market, other than the Common Stock, which is listed on the NYSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any Securities.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby has been passed upon for the Company by Jones, Day, Reavis & Pogue, New York, New York.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports accompanying such financial statements, and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     Any financial statements and schedules hereafter incorporated by reference in the Registration Statement of which this Prospectus is a part that have been audited and are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

                          FORWARD-LOOKING INFORMATION

     This Prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or the Company's management, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, relating to the operations and results of operations of the Company, the Company's rapid expansion, the ownership and leasing of real estate, competition from other hospitality companies and changes in economic cycles, as well as the other factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses to be incurred in connection with the issuance and distribution of the Securities covered by this Registration Statement, other than underwriting discounts and commissions (which will be described in an applicable Prospectus Supplement), are estimated as follows:

        Securities and Exchange Commission filing fee.............   $212,122
        Printing expenses.........................................    150,000
        Accounting fees and expenses..............................    100,000
        Legal fees and expenses...................................    200,000
        Miscellaneous.............................................     52,878
                                                                     --------
        Total.....................................................   $715,000
                                                                     ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct and that such determination will be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer or director in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determining that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that the indemnification and advancement of expenses provided by Subchapter 17D of the BCL (i) will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office, and (ii) may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter 17D of BCL.

     Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental corporate changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

     The Company's Bylaws provide in general that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Bylaws further provide that any alteration, amendment, or repeal of the indemnification provisions, if not approved by 80% of the total number of directors of the Company, requires the affirmative vote of shareholders owning at least 80% of the outstanding shares entitled to vote.

     As authorized by the Company's Articles of Incorporation, the Company entered into indemnification agreements with each of its directors. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorney's fees and other expenses, and
(iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

ITEM 16. EXHIBITS

    1.1*    Underwriting Agreement
    3.1     Amended and Restated Certificate of Incorporation of the Company (previously filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
            1996 and incorporated herein by reference)
    3.2     Amended and Restated Bylaws of the Company (previously filed with the Company's
            Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference)
    4.1*    Form of Senior Indenture between the Company and the Senior Trustee relating to the Senior Securities
    4.2*    Form of Subordinated Indenture between the Company and Subordinated Trustee relating to the Subordinated Securities
    4.3*    Supplemental Indenture
    4.4*    The form of Securities with respect to each particular series of Securities registered hereunder
    5.1     Opinion of Jones, Day, Reavis & Pogue
   12.1     Statement regarding Computation of Ratios
   23.1     Consent of Coopers & Lybrand L.L.P.
   23.2     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)
   24.1     Powers of attorney
   25.1*    Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture
   25.2*    Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated
            Indenture

---------

* To be filed by amendment or incorporated by reference in connection with the offering of Securities.

ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on July 28, 1997.

                                          INTERSTATE HOTELS COMPANY

                                          By: /s/ W. THOMAS PARRINGTON, JR.
                                            ------------------------------------
                                                 W. Thomas Parrington, Jr.
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 28, 1997.

                 SIGNATURES                                         TITLE
---------------------------------------------   ----------------------------------------------

        /s/ W. THOMAS PARRINGTON, JR.               President and Chief Executive Officer;
---------------------------------------------       Director (Principal Executive Officer)
          W. Thomas Parrington, Jr.

                      *                          Executive Vice President and Chief Financial
---------------------------------------------    Officer (Principal Financial and Accounting
            J. William Richardson                                  Officer)

                      *                                            Director
---------------------------------------------
                 Milton Fine

                      *                                            Director
---------------------------------------------
                David J. Fine

                      *                                            Director
---------------------------------------------
            R. Michael McCullough

                      *                                            Director
---------------------------------------------
              Thomas J. Saylak

                      *                                            Director
---------------------------------------------
               Steven J. Smith

                                          *By:/s/ W. THOMAS PARRINGTON, JR.
                                             -----------------------------------
                                                  W. Thomas Parrington, Jr.
                                                      Attorney-in-Fact
                                               Pursuant to a Power of Attorney
                                               filed herewith the Securities and
                                                      Exchange Commission

                               INDEX TO EXHIBITS

EXHIBIT NO.                                      DESCRIPTION
------------   -------------------------------------------------------------------------------

     1.1*      Underwriting Agreement

     3.1       Amended and Restated Certificate of Incorporation of the Company (previously filed with the Company's Quarterly Report on Form 10-Q for the quarter ended
               June 30, 1996 and incorporated herein by reference)

     3.2       Amended and Restated Bylaws of the Company (previously filed with the Company's
               Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference)

     4.1*      Form of Senior Indenture between the Company and the Senior Trustee relating to the Senior Securities

     4.2*      Form of Subordinated Indenture between the Company and Subordinated Trustee relating to the Subordinated Securities

     4.3*      Supplemental Indenture

     4.4*      The form of Securities with respect to each particular series of Securities registered hereunder

     5.1       Opinion of Jones, Day, Reavis & Pogue

    12.1       Statement regarding Computation of Ratios

    23.1       Consent of Coopers & Lybrand L.L.P.

    23.2       Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

    24.1       Powers of attorney

    25.1*      Statement of Eligibility and Qualification under the Trust Indenture Act of
               1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior
               Indenture

    25.2*      Statement of Eligibility and Qualification under the Trust Indenture Act of
               1939 on Form T-1 of the Subordinated Trustee to act as Trustee under the
               Subordinated Indenture

---------

* To be filed by amendment or incorporated by reference in connection with the offering of Securities.